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                                                            Exhibit (a)(1)(iii)

                         Internet Capital Group, Inc.

                          Offer to Purchase for Cash
                 Up to $200,000,000 Aggregate Principal Amount
                              of its Outstanding
                 51/2% Convertible Subordinated Notes Due 2004
                   at a Purchase Price Not Greater than $250
                              Nor Less than $200
                         Per $1,000 Principal Amount,
                   Plus Accrued and Unpaid Interest Thereon

   THE OFFER, PRORATION AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
NEW YORK CITY TIME, ON OCTOBER 29, 2001, UNLESS THE OFFER IS EXTENDED.
                                                                 October 1, 2001
To Our Clients:

   Enclosed for your consideration is an Offer to Purchase (the "Offer to Purchase") and a form of Letter of Transmittal (the "Letter of Transmittal"), relating to the offer by Internet Capital Group, Inc., a Delaware corporation ("Purchaser"), to purchase for cash, upon the terms and subject to the conditions set forth in the Offer to Purchase and Letter of Transmittal, up to $200,000,000 aggregate principal amount of outstanding 51/2% Convertible Subordinated Notes due 2004 of Purchaser (the "Notes") at a price not greater than $250 nor less than $200 per $1,000 principal amount, plus accrued and unpaid interest thereon to, but not including, the date of purchase, with the price to be determined by the "Modified Dutch Auction" procedure described below.

   The maximum aggregate principal amount listed above for the Notes is referred to as the "Offer Amount." The Offer Amount is less than 36% of the aggregate outstanding principal amount of the Notes.

   Under the "Modified Dutch Auction" procedure, Purchaser will accept Notes validly tendered (and not withdrawn) in the Offer in the order of the lowest to highest tender prices specified or deemed to have been specified by tendering holders within the price range for the Notes subject to the Offer, and will select the single lowest price so specified (the "Purchase Price") that will enable Purchaser to purchase the Offer Amount for the Notes (or, if less than the Offer Amount for the Notes are validly tendered (and not withdrawn), all Notes so tendered). Purchaser will pay the same Purchase Price for all Notes validly tendered at or below the Purchase Price (and not withdrawn).

   In the event that the amount of Notes validly tendered (and not withdrawn) on or prior to the Expiration Date (as defined below) at or below the Purchase Price exceeds the Offer Amount then Purchaser will accept for payment such Notes that are validly tendered (and not withdrawn) at or below the Purchase Price on a pro rata basis from among such tendered Notes. In all cases, Purchaser will make appropriate adjustments to avoid purchases of Notes in a principal amount other than an integral multiple of $1,000.

   Capitalized terms used and not defined herein shall have the meanings ascribed to them in the Offer to Purchase.

   This material relating to the Offer is being forwarded to you as the beneficial owner of Notes carried by us for your account or benefit but not registered in your name. A tender of any Notes may only be made

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by us as the registered holder and pursuant to your instructions. Therefore,
Purchaser urges beneficial owners of Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if they wish to tender Notes pursuant to the Offer.

   Accordingly, we request instructions as to whether you wish us to tender with respect to any or all of the Notes held by us for your account and, if you wish us to tender, the price(s), if any, at which you wish us to do so. We urge you to read carefully the Offer to Purchase, the Letter of Transmittal and the other materials provided herewith before instructing us to tender your Notes and specifying any tender price(s) in respect thereof.

   Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Notes and specify any tender price(s) in respect thereof on your behalf in accordance with the provisions of the Offer.

   Please note that tenders of Notes pursuant to the Offer must be received by the Expiration Date and that the Offer will expire on the Expiration Date.

   Tenders of Notes pursuant to the Offer may be withdrawn at any time prior to the Expiration Date, but no consideration shall be payable in respect of the Notes so withdrawn.

   Your attention is directed to the following:

       1. The Offer is for only a limited amount of Notes that are outstanding, as specified in the Offer to Purchase.

       2. If you desire to tender any Notes pursuant to the Offer and receive the Purchase Price, we must receive your instructions in ample time to permit us to effect a tender of Notes on your behalf on or prior to the Expiration Date.

       3. Purchasers obligation to pay the Purchase Price for tendered Notes is subject to satisfaction of certain conditions set forth in Item 9 of the Offer to Purchase, under the caption "Conditions to the Offer."

       4. Please be sure to specify the tender price, if any, of any Notes being tendered.

   If you wish to have us tender any or all your Notes held by us for your account or benefit and wish to specify price(s) pursuant to the Offer, please so instruct us by completing, executing and returning to us the instruction form that appears below. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Notes held by us and registered in our name for your account, or to specify price(s).

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                                 INSTRUCTIONS

   The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Offer by Internet Capital Group, Inc. with respect to the Notes.

   This will instruct you to tender the principal amount (or principal amount at maturity, as applicable) of the Notes indicated below at the price(s) (if any) specified below held by you for the account or benefit of the undersigned, pursuant to the terms of and conditions set forth in the Offer to Purchase, dated October 1, 2001, and the Letter of Transmittal.


                 51/2% Convertible Subordinated Notes due 2004


                          Principal
                           Amount
                          of Notes  Tender Price per $1,000 Principal Amount in
                          Tendered*              multiples of $5**
     Series of Notes      --------- -------------------------------------------
 5 1/2% Convertible Notes            (not less than $200 nor greater than 250)
   due 2004               --------- -------------------------------------------
                          --------- -------------------------------------------
                          --------- -------------------------------------------
 -------------------------------------------------------------------------------

  * Aggregate principal amount of Notes unless otherwise indicated, it will be assumed that the entire aggregate principal amount represented by the Notes specified above is being tendered.
  ** Each tender price must be in multiples of $5 per $1,000 principal amount within the price range for the Notes. In the event no tender price is specified, the holder will be deemed to have tendered the Notes at the Minimum Offer Price.

                     PLEASE COMPLETE AND SIGN HERE

                     Signature(s):

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                     Name(s) (Please Print):

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                     Address:

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                     Zip Code:

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                     Area Code and Telephone No.:

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                     Tax Identification or Social Security No.:

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                     My Account Number With You:

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                     Date:

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